                                                                   EXHIBIT 10.55


                                                                [EXECUTION COPY]


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                           WARRANT PURCHASE AGREEMENT


                                  dated as of


                                October 24, 1997


                                    between


                                CODE-ALARM, INC.

                                      and


                      GENERAL ELECTRIC CAPITAL CORPORATION





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

                               TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.  ISSUE AND SALE OF WARRANT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.01.  Sale of Warrant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.02.  Allocated Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     3.01.  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     3.02.  Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     3.03.  Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     4.01.  Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     4.02.  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     4.03.  Valid Issuance of Warrant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     4.04.  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     4.05.  No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     4.06.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     4.07.  Compliance With Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     4.08.  Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     4.09.  Securities Law Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     4.10.  Transfer Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     4.11.  Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 5.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     5.01.  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     5.02.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     5.03.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     5.04.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     5.05.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     5.06.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     5.07.  Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     5.08.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     5.09.  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     5.10.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     5.11.  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     5.12.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Schedule A  --  Schedule of Capital Stock
Schedule B  --  Schedule of Persons Owning More Than 5% of Any
Schedule C  --  Schedule of Outstanding Convertible





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


                           WARRANT PURCHASE AGREEMENT


                 THIS WARRANT PURCHASE AGREEMENT (this "Agreement") dated as of October 24, 1997, by and between CODE-ALARM, INC., a Michigan corporation (the "Company"), and GENERAL ELECTRIC CAPITAL CORPORATION (the "Purchaser").

                              W I T N E S S E T H:

                 WHEREAS, pursuant to that certain Credit Agreement of even date herewith among the Company, the Purchaser as Agent and Lender and the other Credit Parties and Lenders named therein (the "Credit Agreement"), the Purchaser is extending certain credit facilities to the Company;

                 WHEREAS, in order to induce the Purchaser to enter into the Credit Agreement, the Company has agreed to issue and sell to the Purchaser a Warrant initially exercisable for 131,718 shares of the Common Stock of the Company;

                 NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties mutually agree as follows:


SECTION 1.       DEFINITIONS.

                 The terms hereinafter set forth when used herein shall have the following meanings, and any terms not otherwise defined herein that are defined in the Credit Agreement shall have the respective meanings specified in the Credit Agreement:

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

                 "Common Stock" shall mean the common stock, without par value, of the Company.

                 "Commission" shall mean the Securities and Exchange Commission, or any other federal agency then administering the Securities Act.

                 "Contractual Obligation" shall mean, with respect to any person, any provision of any mortgage or security issued by such person or of any lease, franchise, agreement, guaranty, instrument or undertaking to which such person is a party or by which it or any of its properties is bound.

                 "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Pegasus Warrants" means the warrants to purchase shares of Common Stock issued pursuant to the Unit Purchase Agreement of even date herewith among the Company, Pegasus Partners, L.P. and Pegasus Related Partners, L.P. or the Certificate of Designation referred to therein.

                 "Requirement of Law" shall mean any applicable law, statute, treaty, rule, regulation, arbitration award, judgment, decree, order or other determination of any Governmental Authority.

                 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

                 "Warrant" shall have the meaning assigned in Section 2.01 hereof.


SECTION 2.  ISSUE AND SALE OF WARRANT.

                 2.01. Sale of Warrant. Concurrently with the execution and delivery hereof, the Company is issuing and selling to the Purchaser, and the Purchaser is purchasing from the Company, Warrant No. A-1 (the "Warrant") initially exercisable for the purchase of 131,718 shares of Common Stock.

                 2.02. Allocated Purchase Price. The Company and the Purchaser hereby acknowledge that for the purposes of Section 1273(c)(2) of the Code, the Warrant is a part of an investment unit with the loans being made by the Purchaser to the Company under the Credit Agreement, and that the allocated purchase price of the Warrant for such purposes is $1,317. The Company and the Purchaser agree to use the foregoing allocated purchase price as the purchase price of the Warrant for all income tax purposes.


SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

                 The Purchaser hereby respectively represents and warrants to the Company as follows:

                 3.01. Authority. The Purchaser has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by it and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of the





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

Purchaser, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity.

                 3.02. Brokers and Finders. No brokerage or finder's commissions or fees are payable in connection with the transactions contemplated by this Agreement on account of any action taken by the Purchaser or its representatives, and the Purchaser will indemnify the Company against and hold the Company harmless from any liability, loss or expense (including, without limitation, reasonable attorneys' fees) arising in connection with any claim for any such commissions or fees.

                 3.03. Securities Laws. The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act. The Warrant is being acquired for the Purchaser's own account for the purpose of investment and not with a present view to, or for sale in connection with, any distribution thereof; provided that the disposition of Purchaser's property shall at all times remain within its control. The Purchaser understands that the Warrant and the shares of Common Stock for which the Warrant is exercisable (collectively, the "Securities") have not been registered under the Securities Act, that the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or an exemption from registration is available under applicable securities laws then in effect and the Securities will bear a restrictive legend in the form prescribed in Section
8.2 of the Warrant.


SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company hereby represents and warrants to the Purchaser as follows:

                 4.01. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, with all requisite power to own its properties and assets and to conduct its business as now conducted, and is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required.

                 4.02. Capitalization. (a) Schedule A hereto sets forth as of the day hereof the Company's authorized capital stock, indicating the number of shares issued, outstanding and reserved for issuance. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, free of preemptive rights and have been offered and issued without violation of the Securities Act or any applicable state securities or blue sky law





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

or any preemptive rights of any person. Schedule B hereto accurately sets forth, as of the date hereof, the number of issued and outstanding shares of Common Stock held by each person known by the Company to own beneficially or of record more than 5% of any class of the Company's outstanding capital stock.

                 (b) Except for the Pegasus Warrants and except as disclosed on Schedule C hereto: (i) there are no issued or outstanding securities that are convertible into or exchangeable for shares of the Company's capital stock ("Convertible Securities"); (ii) there are no issued or outstanding subscriptions, options, warrants or other rights to purchase or acquire any shares of the capital stock of the Company or any Convertible Securities ("Option Rights") other than the Warrant; (iii) the Company is not a party to any agreement or understanding pursuant to which it is obligated to purchase or redeem any shares of its capital stock or any Convertible Securities or Option Rights and is not otherwise under any obligation to repurchase, redeem or otherwise acquire any shares of its capital stock or any Convertible Securities or Option Rights; (iv) the Company is not a party to any agreement or understanding pursuant to which it is obligated to register any shares of its capital stock or other securities under the Securities Act or any state securities laws; (v) to the best knowledge of the Company, no securities holder of the Company is a party to any voting agreement, voting trust, irrevocable proxy or other agreement affecting the voting rights of any shares of the Company's capital stock or any agreement providing for any call or put option, right of first refusal or offer or other right to acquire or dispose of any shares of the Company's capital stock or any Convertible Securities or Option Rights; (vi) there are not outstanding debt securities of the Company that provide the holders thereof with voting rights; and (vii) no shares of Common Stock are issuable upon the exercise of any outstanding Convertible Securities or Option Rights of the Company and no additional shares of Common Stock will become issuable upon exercise of such Convertible Securities or Option Rights on account of the issuance of the Warrants.

                 4.03. Valid Issuance of Warrant. (a) The Warrant has been duly executed and delivered by the Company, has been duly authorized and validly issued free and clear of all liens, encumbrances, equities and claims, is fully paid and non-assessable, and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity and except that only 131, 718 shares of Common Stock have been have been reserved for issuance upon exercise of the Warrant.

                 (b) The 131,718 shares of Common Stock initially issuable upon exercise of the Warrant have been duly authorized





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

and reserved for issuance and, when issued in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, equities and claims and without violation of any preemptive rights.

                 4.04. Authority. The Company has full legal right, power and authority (i) to enter into and perform this Agreement and (ii) to issue the Warrant and to perform all its obligations relating thereto; provided that only 131,718 shares of Common Stock have been reserved for issuance upon exercise of the Warrant, and to the extent that any additional shares become issuable upon exercise of the Warrant, there may not be sufficient authorized and unreserved shares of Common Stock for such issuance. The execution and delivery of this Agreement, the issuance of the Warrant by the Company and the consummation of the transactions contemplated hereby and thereby have all been duly authorized by the Board of Directors of the Company and, where required, the shareholders of the Company; provided that to the extent that the Warrant becomes exercisable for more than 131,718 shares of Common Stock, the shareholders may be required to approve an amendment to the Articles of Incorporation of the Company increasing the number of shares of authorized Common Stock. No consent, waiver or authorization of, or filing with any other Person (including without limitation, any Governmental Authority) is required by the Company in connection with any of the foregoing or with the validity or enforceability against the Company of this Agreement or the Warrants, except for the filing of the amendment to the Company's Articles of Incorporation referred to above, any securities laws filings required in connection with any transfer of the Warrant or of shares of Common Stock issued upon exercise thereof, the reporting obligations of the Company under the Securities Exchange Act of 1934, as amended. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity.

                 4.05. No Conflict. The execution, delivery and performance of this Agreement and the Warrants and the consummation of the transactions contemplated hereby and thereby do not and will not, with or without the passage of time or the giving of notice or both, (i) conflict with or violate any provision of the Company's Articles of Incorporation (except to the extent that more than 131,718 shares of Common Stock become issuable upon exercise of the Warrant, in which case an amendment to the Articles of Incorporation may be required to increase the number of authorized shares of Common Stock) or By-laws, (ii) conflict with or violate any Requirement of Law or Contractual Obligation applicable to the Company, (iii) result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or





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

Contractual Obligation or (iv) require any action by or in respect of, or filing with, any governmental body, agency or official other than as described in the third sentence of Section 4.04 above.

                 4.06. Litigation. No action, suit, claim, litigation, investigation or proceeding (formal or informal) of or before any arbitrator or Governmental Authority is pending or (to the best of the Company's knowledge) threatened by or against the Company or against any of its properties or revenues with respect to this Agreement or the Warrant or any of the transactions contemplated hereby or thereby.

                 4.07. Compliance With Laws. The Company is in compliance, in all material respects, with all laws, ordinances, governmental rules and regulations to which it is subject, where the failure to so comply would have an adverse effect on the enforceability against the Company of this Agreement or the Warrant or the ability of the Company to perform its obligations hereunder and thereunder.

                 4.08. Brokers and Finders. Except as disclosed in the Credit Agreement and the schedules thereto, no brokerage or finder's commissions or fees are payable in connection with the transactions contemplated by this Agreement on account of any action taken by the Company, its affiliates or their representatives, and the Company will indemnify the Purchaser against and hold the Purchaser harmless from any liability, loss or expense (including, without limitation, reasonable attorneys' fees) arising in connection with any claim for any such commissions or fees.

                 4.09. Securities Law Compliance. The offer and sale of the Warrants hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act, and the rules and regulations thereunder, and all applicable state securities laws. The Company has not offered the Warrant to anyone other than the Purchaser.

                 4.10. Transfer Taxes. Except as have been paid by the Company prior to the date hereof, no fees, taxes, charges or other amounts imposed by any federal, state or local taxing or other Governmental Authority are or will become payable by the Company or the Purchaser as a consequence of the offer, sale or issuance of the Warrant.

                 4.11. Full Disclosure. This Agreement, together with the Credit Agreement and the exhibits, schedules, attachments, documents, certificates and other written items and materials prepared and supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby and thereby, taken as a whole, do not and will not, as the case may be, contain any untrue statement of a material fact or omit to





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

state any material fact necessary to make the statements contained therein not misleading in the context made. There is no fact known to the Company which the Company has not disclosed to the Purchaser in writing and which is reasonably likely to have a material adverse effect on the business, operations, property, prospects or condition (financial or otherwise) of the Company or would have an adverse effect on the enforceability against the Company of this Agreement or the Warrant or the ability of the Company to perform its obligations hereunder or thereunder.


SECTION 5.  MISCELLANEOUS.

                 5.01. Expenses. The Company agrees to pay, and save the Purchaser harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with the transactions contemplated by this Agreement or by the Warrant, including, without limitation, any stamp or similar taxes (including interest and penalties, if any) which may be determined to be payable in respect of the execution, delivery, issue and sale of the Warrant, the reasonable fees and expenses of counsel to the Purchaser in connection with the preparation of this Agreement and the issuance of the Warrant, including any modifications, amendments or consents to such agreements, the expense of preparing and issuing the Warrant, the cost of delivering the Warrant to such place as the Purchaser shall determine, insured to their satisfaction, and the costs and expenses incurred in the preparation of all certificates and letters on behalf of the Company and of the performance by the Company of and compliance with all agreements and conditions contained herein to be performed or complied with.

                 5.02.  Notices.

                 (a) All communications under this Agreement shall be in writing and shall be given by delivery in person (including delivery by courier), by telecopy or by registered or certified or first class mail, postage prepaid, addressed as follows:

                 (1)      if to the Purchaser, to:

                          General Electric Capital Corporation
                          10 South La Salle Street - Suite 2800
                          Chicago, Illinois 60603
                          Attention: Account Manager
                          Telecopier No.: (312) 419-5957
                          Telephone No.:    (312) 419-0985

                          with a copy to:

                          Sidley & Austin
                          One First National Plaza
                          Chicago, Illinois, 60603
                          Attention: H. Bruce Bernstein
                          Telecopier No.: (312) 853-7000
                          Telephone No.:    (312) 853-7036

                          and:

                          General Electric Capital Corporation
                          201 High Ridge Road
                          Stamford, Connecticut 06927-5100
                          Attention:  Corporate Counsel
                          Telecopier No.: (203) 316-7889
                          Telephone No.:  (203) 316-7552


or at such other address as such Purchaser may have furnished the Company in writing, or

                 (2)      if to the Company, to:

                          Code-Alarm, Inc.
                          950 East Whitcomb
                          Madison Heights, Michigan 48071
                          Attention: President and Chief Financial Officer Telecopier No.: (248) 585-4799
                          Telephone No.:  (248) 583-9620

                          with a copy to:

                          Pepper, Hamilton & Scheetz LLP
                          100 Renaissance Center
                          Detroit, Michigan 48243
                          Attention:  Dennis S. Kayes
                          Telecopier No.: (313) 259-7926
                          Telephone No.:  (313) 393-7458

or at such other address as the Company may have furnished to the Purchaser in writing.

                 (b) Any notice so addressed and delivered by registered or certified mail shall be deemed to have been given five business days after being deposited in the mail, if mailed; when delivered by hand, if personally delivered; or upon receipt, if sent by telecopier (followed by confirmation copy sent by overnight or two-day courier).

                 5.03. Survival. All warranties, representations, and covenants made herein or in any certificate or other instrument delivered by the parties hereto or on their behalf under this Agreement shall be considered to have been relied upon and shall survive the delivery of the Warrant and payment therefor, regardless of any investigation made by any such party or on their behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by such party hereunder.

                 5.04. Amendment. This Agreement may be amended only by a written instrument signed by the Purchaser and the Company.

                 5.05. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any transfer of any Warrant shall be deemed to constitute an automatic assignment of the rights of the transferor hereunder to the transferee.

                 5.06. Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or parts which may, for any reason, be hereafter declared invalid.

                 5.07. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

                 5.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

                 5.09. Waiver of Jury Trial. The Company and the Purchaser each hereby expressly acknowledges that any dispute arising out of, connected with, or incidental to the relationships established between them in connection with, this Agreement, will be a highly complex commercial matter inappropriate for resolution by a jury. The Company and the Purchaser each hereby waives any right to have a jury participate in resolving any such dispute, whether sounding in contract, tort or other-wise. Instead, any disputes resolved in court will be resolved in a bench trial without a jury.

                 5.10. Entire Agreement. This Agreement, together with the Credit Agreement, the Warrant and the Registration Rights Agreement of even date herewith among the Company, the Purchaser, Pegasus Partners, L.P. and Pegasus Related Partners, L.P. are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, together with the Credit Agreement, the Warrant and such Registration Rights Agreement, supersede all prior agreements and understandings between the parties with respect to such subject matter.

                 5.11. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or the Warrant, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                 5.12. Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        CODE-ALARM, INC.



                                        By: /s/ Rand Mueller
                                           ------------------------------




                                        GENERAL ELECTRIC CAPITAL
                                           CORPORATION


                                        By: /s/ Timothy S. Van Kirk
                                           -------------------------------